EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Post-Effective Amendment No. 12 to Form S-11 on Form S-3 No. 333-191049) of Steadfast Apartment REIT, Inc. and in the related Prospectus of our report dated March 17, 2017, with respect to the consolidated financial statements and schedule of Steadfast Apartment REIT, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2016.

/s/ Ernst & Young LLP

Irvine, California
March 17, 2017